Exhibit 99.1
For Immediate Release
Contact:
Patrick Pedonti
Chief Financial Officer
Tel: +1-860-298-4738
E-mail: investorrelations@sscinc.com
SS&C Technologies Reports Record Revenue of $94.3 Million, Up 13.6%
Adjusted Diluted EPS of $0.28, up 22%, GAAP Diluted EPS of $0.18, up 38%
WINDSOR, CT — November 7, 2011 — SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter ended September 30, 2011.
“I am very pleased by our top-line revenue growth, in particular, the 17.5 percent increase in software-enabled services,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies Holdings, Inc. “Our record Q3 2011 revenues reinforce our customer-focused strategy as they partner with us to innovate in technology, mobility, and cloud-based services. Today we also launched a radio campaign on Bloomberg to highlight our strong fund administration business.”
Results
The Company reported quarterly revenue of $94.3 million for the third quarter of 2011, compared to $83.0 million in the third quarter of 2010, an increase of 13.6 percent.
GAAP operating income for the third quarter of 2011 was $24.1 million, or 25.5 percent of revenue. This represents a 23.0 percent increase compared to GAAP operating income of $19.6 million and 23.6 percent of revenue in the third quarter of 2010. GAAP net income for the third quarter of 2011 was $14.9 million compared to $9.9 million in the third quarter of 2010, an increase of 51.2 percent.
On a fully diluted GAAP basis, earnings per diluted share in the third quarter of 2011 were up 38.5 percent to $0.18 compared with $0.13 in the third quarter of 2010.
Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the third quarter of 2011 was $37.6 million, or 39.9 percent of adjusted revenue. This represents a 15.3 percent increase compared to adjusted operating income of $32.7 million and 39.3 percent of adjusted revenue in the third quarter of 2010.
Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the third quarter of 2011 was $22.6 million compared to $17.2 million in 2010’s third quarter, a 31.9 percent increase.
Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the third quarter of 2011 were $0.28 compared to $0.23 in the third quarter of 2010, an increase of 21.7 percent.
Annual Run Rate Basis
Annual Run Rate Basis (ARRB) recurring revenue, defined as the addition of maintenance and software-enabled services revenue, was $82.8 million for the third quarter of 2011, an annual run-rate of $331.4 million. This represents an increase of 14.8 percent from $72.1 million and $288.6 million annual run-rate in the same period in 2010 and an increase of 2.3 percent from Q2 2011’s $81.0 million and $323.8 million annual run-rate. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Acquisition
In the third quarter of 2011, SS&C acquired Dublin-based BDO Simpson Xavier Fund Administration Services Limited, a company owned by BDO. This company is now known as SS&C Fund Services Ireland Limited. The addition of the regulated, fully staffed and operational office in Dublin provides SS&C entry into the strategically important European regulated funds market, providing support for additional fund structures, including UCITS and QIF funds.
Operating Cash Flow
SS&C ended the quarter with $76.2 million in cash and cash equivalents, and $172.7 million in debt for a net debt balance of $96.5 million. We generated net cash from operating activities of $71.6 million for the nine months ended September 30, 2011, compared to $47.6 million for the same period in 2010, an increase of 50.3 percent.
Guidance
SS&C announces the following financial guidance for the fourth quarter and fiscal year 2011:

Guidance	Q4 2011	FY 2011
Total Revenue ($M)	$94.0 - $97.5	$369.0 - $373.0
Adjusted Net Income ($M)	$22.2 - $23.1	$85.3 - $86.2
Cash from Operating Activities ($M)	N/A	$87.0 - $90.0
Capital Expenditures (% of revenue)	N/A	2.1% - 2.3%
Results of SS&C Technologies, Inc.
Our operating subsidiary, SS&C Technologies, Inc., posted the same revenues and net income for the third quarter of 2011 as the Company.
Non-GAAP Financial Measures
Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.
Earnings Call and Press Release
SS&C’s Q3 earnings call will take place at 5:00 p.m. eastern time today, November 7, 2011. The call will discuss Q3 2011 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Technologies 2011 Third Quarter Earnings Conference Call,” conference ID #16766822. A replay will be available after 8:00 p.m. eastern time on November 7, 2011, until midnight on November 14, 2011. The dial-in number is 855-859-2056 (U.S. and Canada) 404-537-3406 (International); access code #16766822. The call will also be available for replay on SS&C’s website after November 14, 2011; access: http://investor.ssctech.com/results.cfm.

This press release contains forward-looking statements relating to, among other things, our financial guidance for the fourth quarter of 2011 and full year 2011. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s publicly available filings with the Securities and Exchange Commission. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.
About SS&C Technologies
Celebrating its 25th year, SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. More than 5,000 financial services organizations, from the world’s largest to local financial services organizations, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $16 trillion in assets.
Additional information about SS&C (NASDAQ: SSNC) is available at www.ssctech.com.
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SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operation
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Revenues:
Software licenses	$5,786	$5,966	$17,341	$17,629
Maintenance	19,594	18,294	58,459	54,130
Professional services	5,688	4,896	16,815	15,384
Software-enabled services	63,255	53,847	182,518	155,652

Total revenues	94,323	83,003	275,133	242,795

Cost of revenues:
Software licenses	1,714	1,918	5,089	5,754
Maintenance	8,729	8,224	26,196	24,305
Professional services	3,888	3,625	11,439	10,243
Software-enabled services	32,148	28,570	93,887	82,137

Total cost of revenues	46,479	42,337	136,611	122,439

Gross profit	47,844	40,666	138,522	120,356

Operating expenses:
Selling and marketing	7,308	6,275	21,216	18,910
Research and development	9,328	7,867	26,353	23,486
General and administrative	7,118	6,939	20,861	19,165

Total operating expenses	23,754	21,081	68,430	61,561

Operating income	24,090	19,585	70,092	58,795

Interest expense, net	(3,215)	(6,743)	(11,816)	(23,818)
Other income, net	348	653	180	653
Loss on extinguishment of debt	—	—	(2,881)	(5,480)

Income before income taxes	21,223	13,495	55,575	30,150
Provision for income taxes	6,324	3,641	17,814	6,913

Net income	$14,899	$9,854	$37,761	$23,237

Basic earnings per share	$0.19	$0.14	$0.50	$0.34

Basic weighted average number of common shares outstanding	77,315	71,889	76,149	67,919

Diluted earnings per share	$0.18	$0.13	$0.47	$0.32

Diluted weighted average number of common and common equivalent shares outstanding	80,730	75,441	80,109	71,499

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$76,175	$84,843
Accounts receivable, net	44,547	45,531
Prepaid income taxes	7,332	2,242
Deferred income taxes	1,198	1,142
Prepaid expenses and other current assets	6,312	5,932

Total current assets	135,564	139,690

Property and equipment, net	13,750	13,570

Deferred income taxes	627	686
Goodwill	924,835	926,668
Intangible and other assets, net	173,728	195,112

Total assets	$1,248,504	$1,275,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,195	$1,702
Accounts payable	3,322	3,790
Accrued employee compensation and benefits	14,384	16,854
Other accrued expenses	11,877	11,052
Interest payable	2,609	1,305
Deferred maintenance and other revenue	44,361	41,671

Total current liabilities	77,748	76,374

Long-term debt, net of current portion	171,492	289,092
Other long-term liabilities	13,603	12,343
Deferred income taxes	32,144	40,734

Total liabilities	294,987	418,543

Total stockholders’ equity	953,517	857,183

Total liabilities and stockholders’ equity	$1,248,504	$1,275,726

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2011	2010
Cash flow from operating activities:
Net income	$37,761	$23,237
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,482	30,356
Stock-based compensation expense	9,215	9,181
Amortization of loan origination costs	2,223	2,896
Loss (gain) on sale or disposition of property and equipment	11	(1)
Deferred income taxes	(8,781)	(12,467)
Provision for doubtful accounts	788	580
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	581	(2,009)
Prepaid expenses and other assets	(188)	80
Accounts payable	(535)	(2,151)
Accrued expenses and other liabilities	(1,168)	90
Income taxes receivable and payable	(2,429)	(2,392)
Deferred maintenance and other revenues	2,619	229

Net cash provided by operating activities	71,579	47,629

Cash flow from investing activities:
Additions to property and equipment	(4,437)	(3,265)
Proceeds from sale of property and equipment	—	51
Cash paid for business acquisitions, net of cash acquired	(19,863)	(11,372)
Additions to capitalized software and other intangibles	(1,264)	(171)

Net cash used in investing activities	(25,564)	(14,757)

Cash flow from financing activities:
Repayment of debt	(118,210)	(107,670)
Proceeds from common stock issuance, net	51,971	134,613
Proceeds from exercise of stock options	7,034	5,880
Purchase of common stock for treasury	—	(1,169)
Income tax benefit related to exercise of stock options	4,889	3,453

Net cash (used in) provided by financing activities	(54,316)	35,107

Effect of exchange rate changes on cash and cash equivalents	(367)	(59)

Net (decrease) increase in cash and cash equivalents	(8,668)	67,920
Cash and cash equivalents, beginning of period	84,843	19,055

Cash and cash equivalents, end of period	$76,175	$86,975

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Information
Note 1. Reconciliation of Revenue to Adjusted Revenue
Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2011	2010	2011	2010
Revenue	$94,323	$83,003	$275,133	$242,795
Purchase accounting adjustments to deferred revenue	7	36	20	178

Adjusted revenue	$94,330	$83,039	$275,153	$242,973

Note 2. Reconciliation of Operating Income to Adjusted Operating Income
Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2011	2010	2011	2010
Operating income	$24,090	$19,585	$70,092	$58,795
Amortization of intangible assets	9,295	8,727	27,408	26,135
Stock-based compensation	3,780	3,949	9,215	9,181
Capital-based taxes	—	407	154	861
Unusual or non-recurring charges	579	121	1,069	204
Purchase accounting adjustments	(104)	(87)	(308)	(124)
Other	—	(47)	(30)	114

Adjusted operating income	$37,640	$32,655	$107,600	$95,166

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA
EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in November 2005, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as alternatives to net income as an indicator of our operating performance. The following is a reconciliation between EBITDA, consolidated EBITDA and adjusted consolidated EBITDA and net income.

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	September 30,		September 30,		September 30,
(in thousands)	2011	2010	2011	2010	2011
Net income	$14,899	$9,854	$37,761	$23,237	$46,937
Interest expense, net	3,215	6,743	14,697	29,298	21,291
Income taxes	6,324	3,641	17,814	6,913	22,935
Depreciation and amortization	10,492	10,059	31,482	30,356	41,854

EBITDA	34,930	30,297	101,754	89,804	133,017
Stock-based compensation	3,780	3,949	9,215	9,181	13,288
Capital-based taxes	—	407	154	861	384
Acquired EBITDA and cost savings	156	—	749	192	2,003
Unusual or non-recurring charges	231	(533)	890	(449)	1,014
Purchase accounting adjustments	(104)	(87)	(308)	(124)	(422)
Other	(122)	(47)	(36)	114	(111)

Consolidated EBITDA	38,871	33,986	112,418	99,579	149,173
Less: acquired EBITDA	(156)	—	(749)	(192)	(2,003)

Adjusted Consolidated EBITDA	$38,715	$33,986	$111,669	$99,387	$147,170

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2011	2010	2011	2010
GAAP — Net income	$14,899	$9,854	$37,761	$23,237
Plus: Amortization of intangible assets	9,295	8,727	27,408	26,135
Plus: Amortization of deferred financing costs	414	493	1,300	1,631
Plus: Stock-based compensation	3,780	3,949	9,215	9,181
Plus: Capital-based taxes	—	407	154	861
Plus: Unusual and non-recurring items	231	(533)	890	(449)
Plus: Loss on extinguishment of debt	—	—	2,881	5,480
Plus: Purchase accounting adjustments	(104)	(87)	(308)	(124)
Plus: Other	—	(47)	(30)	114
Income tax effect (1)	(5,870)	(5,600)	(16,166)	(18,629)

Adjusted net income	$22,645	$17,163	$63,105	$47,437

Adjusted diluted earnings per share	$0.28	$0.23	$0.79	$0.66

GAAP diluted earnings per share	$0.18	$0.13	$0.47	$0.32

Diluted weighted-average shares outstanding	80,730	75,441	80,109	71,499

(1)	An estimated normalized effective tax rate of 35% has been used to adjust the provision for income taxes for the purposes of computing adjusted net income.